CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-295552 on Form S-6 of our report dated June 29, 2026, relating to the financial statement of FT 13016, comprising FT High Income Model Portfolio, 3Q '26, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

June 29, 2026